UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 28, 2016
LDR HOLDING CORPORATION
(Exact Name of Registrant as Specified in its Charter)
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DELAWARE (State or Other Jurisdiction of Incorporation)	001-36095 (Commission File Number)	20-3933262 (I.R.S. Employer Identification No.)
13785 Research Boulevard, Suite 200 Austin, Texas 78750 (Address of Principal Executive Offices)		78750 (Zip Code)
Registrant’s telephone number including area code: (512) 344-3333
No change since last report (Former Name or Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management
Item 5.07    Submission of Matters to a Vote of Security Holders.
LDR Holding Corporation (the “Company”) held its 2016 Annual Meeting of Stockholders on April 28, 2016. The following is a summary of each matter voted upon at the 2016 Annual Meeting.
Proposal 1. Election of Directors
At the meeting, the Company’s stockholders elected Christophe Lavigne and William W. Burke as Class III Directors to serve until the Company’s 2019 Annual Meeting of Stockholders, or until the election and qualification of either’s successor, or his earlier death, resignation or removal. The voting results were as follows:

	For	Withheld	Broker Non-Votes
Christophe Lavigne	22,751,193	399,142	3,942,357
William W. Burke	22,733,000	417,335	3,942,357

Proposal 2. Ratification of Independent Public Accounting Firm
The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The voting results were as follows:

For	Against	Abstentions	Broker Non-Votes
26,791,913	142,586	158,193	—

Proposal 3. Advisory Resolution to Approve Executive Compensation
The Company’s stockholders approved the advisory resolution to approve the Company’s executive compensation program. The voting results were as follows:

For	Against	Abstentions	Broker Non-Votes
22,340,907	455,123	354,305	3,942,357

Proposal 4. Advisory Resolution the Frequency of Future Advisory Resolutions to Approve Executive Compensation
The Company’s stockholders voted to hold an annual advisory resolution to approve the Company’s executive compensation. The voting results were as follows:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
22,407,461	2,662	570,327	169,885	3,942,357

Proposal 5. Approval of the Rules of the LDR Holding Corporation 2013 Equity Incentive Plan for the Grant of Options, Performance Units and Restricted Stock Units to Participants in France
The Company’s stockholders voted to approve the Rules of the LDR Holding Corporation 2013 Equity Incentive Plan for the Grant of Options, Performance Units and Restricted Stock Units to Participants in France. The voting results were as follows:

For	Against	Abstentions	Broker Non-Votes
20,423,683	2,555,263	171,389	3,942,357

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LDR HOLDING CORPORATION

By:	/s/ Scott Way
Name:	Scott Way
Title:	Executive Vice President, General Counsel, Compliance Officer and Secretary
Dated:    April 28, 2016